Exhibit 31.3

CERTIFICATION

I, Julian Nikolchev, certify that;

1.     I have reviewed this Form 10-K/A of Dextera Surgical Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 27, 2017	/s/ Julian Nikolchev
Julian Nikolchev, President and Chief Executive Officer (Principal Executive Officer)